UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.       )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CUMMINS INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 12, 2020

To the Shareholders of CUMMINS INC.:

Due to the emerging public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our partners and shareholders, NOTICE IS HEREBY GIVEN that the location of the Annual Meeting of Shareholders of Cummins Inc. (the “Company”) has been changed. As previously announced, the Annual Meeting will be held on Tuesday, May 12, 2020 at 11:00 a.m., Eastern Daylight Saving Time. In light of public health concerns regarding COVID-19, the Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting physically.

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on March 10, 2020, the record date, or hold a legal proxy for the meeting provided by your bank, broker, or nominee. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/CMI2020, you must enter the control number found on your proxy card, voting instruction form or notice you previously received. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

By Order of the Board of Directors,

Mark J. Sifferlen

Secretary

April 28, 2020

The Annual Meeting on May 12, 2020 at 11:00 a.m. Eastern Daylight Saving Time is available at www.virtualshareholdermeeting.com/CMI2020. The proxy statement and Annual Report are available on our Investor Relations website at www.cummins.com. Additionally, you may access our proxy materials at www.proxyvote.com, a site that does not have “cookies” that identify visitors to the site.

Important Notice Regarding the Availability of
Proxy Materials for the Annual Meeting of Shareholders
to be held on May 12, 2020

Our Proxy Statement and Annual Report on Form 10-K
for the fiscal year ended
December 31, 2019 are available online at:
https://investor.cummins.com/shareholder-services/annual-meeting

Additional Information about the Virtual Annual Meeting

Attendance and Participation

Our virtual Annual Meeting will be conducted on the Internet via live webcast. You will be able to participate online and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/CMI2020. Shareholders will be able to vote their shares electronically during the Annual Meeting.

To participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or your voting instruction form. The Annual Meeting will begin promptly at 11:00 a.m. Eastern Time. We encourage you to access the Annual Meeting prior to the start time. Online access will begin at 10:45 a.m. Eastern Time.

The virtual Annual Meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure they have a strong Internet connection wherever they intend to participate in the Annual Meeting. Participants should also allow plenty of time to log in and ensure that they can hear streaming audio prior to the start of the Annual Meeting.

Questions

Following adjournment of the formal business of the Annual Meeting, the chairman will give a presentation about the company’s business. At the conclusion of this presentation, the company will address appropriate general questions from shareholders regarding the company. Shareholders eligible to vote may submit questions for the chairman after logging into the virtual meeting platform at www.virtualshareholdermeeting.com/CMI2020, typing your question into the “Ask a Question” field, and clicking “Submit.”

Your question or comment should be addressed to the chairman, who will either respond or refer it to others as appropriate. Time permitting, the chairman will attempt to answer as many questions as possible. It will help us if questions are succinct and cover only one topic per question. Questions from multiple shareholders on the same topic or that are otherwise related may be grouped, summarized and answered together.

If there are any matters of individual or personal concern to a shareholder and not of general concern to all shareholders, or if a question posed was not otherwise answered, such matters may be raised separately after the Annual Meeting by contacting Investor Relations at www.cummins.com. Recording of the Annual Meeting is prohibited. A webcast playback will be available at www.virtualshareholdermeeting.com/CMI2020 24 hours after the completion of the meeting.

Technical Difficulties

Technical support, including related technical support phone numbers, will be available on the virtual meeting platform at www.virtualshareholdermeeting.com/CMI2020 beginning at 10:45 a.m. Eastern Time on May 12, 2020 through the conclusion of the Annual Meeting.